Exhibit 99.1

Information Relating to Part II.

Item 14. – Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of common stock of The Duckhorn Portfolio, Inc., registered pursuant to the Registration Statement on Form S-3ASR (Registration No. 333-266033) filed on July 6, 2022, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

SEC Registration Fee	$10,261
Legal fees and expenses	200,000
Accounting fees and expenses	180,000
Blue Sky fees and expenses	10,000
Printing expenses	85,000
Miscellaneous	14,739

Total	$500,000